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(KPMG Peat Marwick LLP Letterhead)


                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Minnesota Life Insurance Company and
Contract Owners of Variable Fund D:

We consent to the use of our report included herein and to the references to our Firm under the headings "AUDITORS" for Part B of the Registration Statement.

                                       /s/ KPMG Peat Marwick LLP

                                       KPMG Peat Marwick LLP

Minneapolis, Minnesota
April 30, 1999